Exhibit 10

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is effective as of the 6th day of April, 2006 (the “Amendment Effective Date”).

RECITALS

WHEREAS, ONEOK, INC., an Oklahoma corporation (the “Borrower”), BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”) and as a Lender and L/C Issuer, and the financial institutions therein named as Lenders are parties to that certain Credit Agreement dated as of September 17, 2004, as amended by the First Amendment dated as of May 4, 2005, the Second Amendment dated as of July 25, 2005, the Third Amendment dated as of September 13, 2005, and the Fourth Amendment dated as of September 1, 2005 (the “Credit Agreement”);

WHEREAS, Borrower owns all of the issued and outstanding Equity Interests (the “Shares”) of each of the Persons listed on Exhibit A hereto under the heading “Company” (the “Companies”, and each, individually, a “Company”);

WHEREAS, the Companies and their Subsidiaries, all of which are listed on Exhibit A under the heading “Company Subsidiaries”, own and operate natural gas gathering, processing, fractionating, transportation, storage, pipelines and natural gas liquids assets located in Kansas, Louisiana, Oklahoma and Texas (the “Business”);

WHEREAS, Borrower has agreed to contribute the Shares of some of the Companies to Northern Border Partners, L.P., a Delaware limited partnership (“Northern Border”) and Northern Border Intermediate Limited Partnership, a Delaware limited partnership (“NBILP”, and together with Northern Border, the “NBP Partnerships”), and Northern Border has agreed to accept the contribution of the Shares, upon the terms and conditions set forth in that certain Contribution Agreement between Borrower, Northern Border, and NBILP dated February 14, 2006 (the “Contribution Agreement”);

WHEREAS, concurrently with the execution and delivery of the Contribution Agreement, Borrower and Northern Border also entered into a Purchase and Sale Agreement (the “Purchase Agreement”) pursuant to which Borrower agreed to sell and Northern Border agreed to purchase all the other Companies that will not be transferred pursuant to the Contribution Agreement;

WHEREAS, concurrently with the execution and delivery of the Contribution Agreement and the Purchase Agreement, TransCan Northwest Border Ltd. and Northern Plains Natural Gas Company, LLC, a wholly owned Subsidiary of Borrower (“Northern Plains”), entered into a Purchase and Sale Agreement (the “GP Purchase Agreement”) pursuant to which Northern Plains has agreed to purchase all of the shares of common stock of Northwest Border Pipeline Company, which in turn owns the general partner interests in Northern Border that are not currently owned by Subsidiaries of Borrower; and

WHEREAS, Borrower and the undersigned Lenders desire to amend the Credit Agreement in anticipation of and to accommodate the above described transactions.

NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

Paragraph	1. Definitions.

(a) The following definitions shall be added to Section 1.01 of the Credit Agreement:

“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement by and among Borrower, Administrative Agent, L/C Issuer and the Lenders party thereto, dated effective as of the Fifth Amendment Effective Date.

“Fifth Amendment Effective Date” means April 6, 2006.

“NBP Partnerships” means Northern Border Partners, L.P., a Delaware limited partnership, and Northern Border Intermediate Limited Partnership, a Delaware limited partnership.

“Transactions” means the transactions contemplated by the Contribution Agreement, Purchase Agreement, and GP Purchase Agreement, as each such term is defined in the Fifth Amendment.

“Unrestricted MLP Project Financing Subsidiary” means a direct or indirect Subsidiary of an MLP (such MLP, the “MLP Project Financing Subsidiary’s Parent”) that has been formed for the purpose of acquiring, constructing or developing certain specified assets to be financed, in whole or in part through the incurrence of Indebtedness by such Subsidiary that is non-recourse to the MLP Project Financing Subsidiary’s Parent, the Borrower or any other Subsidiary of the Borrower.

“MLP Project Financing Subsidiary’s Parent” has the meaning set forth in the definition of Unrestricted MLP Project Financing Subsidiary.

(b) The definition of Consolidated Net Worth is hereby amended and replaced with the following:

“Consolidated Net Worth” means, as of any date of determination, consolidated shareholders’ equity, determined in accordance with GAAP, of the Borrower and its Restricted Subsidiaries as of that date, adjusted as follows: (a) either (i) less the absolute value of net unrealized gains resulting from Swap Contracts that are recorded by the Borrower in accumulated other comprehensive income (loss) as determined in accordance with GAAP, or (ii) plus the absolute value of net unrealized losses resulting from Swap Contracts that are recorded by the Borrower in accumulated other comprehensive income (loss) as determined in accordance with GAAP; and (b) either (i) less the absolute value of defined benefit plan assets that are recorded by the Borrower in accumulated other comprehensive income (loss) as determined in accordance with GAAP, or (ii) plus the absolute value of defined benefit plan liabilities that are recorded by the Borrower in accumulated other comprehensive income (loss) as determined in accordance with GAAP.

Paragraph 2. Material Adverse Effect Representation.

(a) Section 5.05(c) of the Credit Agreement is hereby deleted in its entirety.

(b) The parenthetical phrase beginning in the first line of Section 4.02(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(other than, in the case of a Commercial Paper Borrowing, Section 5.06)

(c) Paragraph 3 of Exhibit A to the Credit Agreement is hereby deleted in its entirety and

2

Paragraphs 4 and 5 of such Exhibit A are hereby accordingly renumbered as Paragraphs 3 and 4, respectively.

Paragraph 3. No Burdensome Agreements Representation. Section 5.17 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

5.17 No Burdensome Agreements. Neither the Borrower, nor any of its Restricted Subsidiaries is bound by any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Restricted Subsidiary to pay dividends or make other payments or distributions to the Borrower or any Restricted Subsidiary or to otherwise transfer property to the Borrower or any Restricted Subsidiary. No Unrestricted MLP Subsidiary is bound by any Contractual Obligation that limits the ability of any Unrestricted MLP Subsidiary to pay dividends or make other payments or distributions to the owners of equity interests in such Unrestricted MLP Subsidiary in any manner that is more restrictive than those existing and in effect as of the Fifth Amendment Effective Date; provided that any such Contractual Obligation of a Person existing at the time such Person is merged with or into or consolidated with or acquired by any Unrestricted MLP Subsidiary or existing at the time of the acquisition of assets by an Unrestricted MLP Subsidiary that are subject to such a Contractual Obligation shall be permitted and not be deemed to violate this provision, so long as such Contractual Obligations were not entered in contemplation of, and were in existence prior to, such merger, consolidation or acquisition and do not extend to any assets other than those acquired directly or the assets of the Person merged into or consolidated with the Unrestricted MLP Subsidiary that were subject to such Contractual Restriction prior to such merger, consolidation or acquisition; and provided further that any such Contractual Obligation of an Unrestricted MLP Project Financing Subsidiary shall be permitted and not be deemed to violate this provision, so long as such Contractual Obligations are permitted by the organizational documents and other Contractual Obligations of the MLP Project Financing Subsidiary’s Parent; and provided further that the issuance by an MLP of limited partnership interests with preferential distribution rights shall not be deemed to violate this provision.

Paragraph 4. Maintenance of Control of Northern Border Partnerships. A new Section 6.12 is hereby added to the Credit Agreement, such Section 6.12 to read, in its entirety, as follows:

6.12 Maintenance of Control of Northern Border Partnerships. Borrower shall at all times have the power to control the management and policies of each of the NBP Partnerships. In the event of any Disposition of general partner interests in either of the NBP Partnerships by the Borrower or any of its Subsidiaries at a time when the aggregate general partner interests in such NBP Partnership owned by the Borrower, directly or indirectly through any of its wholly-owned Subsidiaries, together with the aggregate voting rights of Borrower with respect thereto, is less than (or which Disposition would result in such ownership being less than) fifty percent (50%) of the aggregate outstanding general partner interests and voting rights of all general partners of such NBP Partnership (each a “GP Disposition”), the Borrower shall provide prior written notice thereof to the Administrative Agent and the Lenders, together with such other information as may be reasonably necessary to demonstrate to the reasonable satisfaction of the Required Lenders that Borrower will retain control of each of the NBP Partnerships after giving effect to such GP Disposition (which reasonable satisfaction will be deemed unless objected to in writing by the Required Lenders or the Administrative Agent acting at the direction of the Required Lenders, within 15 days of receipt of such notice).

Paragraph 5. Fundamental Changes Covenant. The parties agree and acknowledge that the Transactions are not prohibited by Section 7.03 of the Credit Agreement and the Lenders hereby waive any non-compliance with respect to the Transactions based on Section 7.03 of the Credit Agreement. Further, the last paragraph of Section 7.03 is hereby deleted in its entirety and replaced with the following:

3

For purposes of determining compliance with this Section 7.03, in the event of a Disposition of assets by the Borrower or a Restricted Subsidiary, the assets being Disposed of by the Borrower or such Restricted Subsidiary shall be considered to constitute a “Material Portion of the assets of the Borrower and its Restricted Subsidiaries taken as a whole” only if

(a)	the aggregate book value of such assets being Disposed of, plus

(b)	the book value of all other assets Disposed of by the Borrower and Restricted Subsidiaries taken as a whole since the Fifth Amendment Effective Date, excluding in all cases the assets Disposed of pursuant to the Transactions, minus

(c)	the book value of all assets (other than cash and cash equivalents) acquired by the Borrower and Restricted Subsidiaries taken as a whole since the Fifth Amendment Effective Date, excluding in all cases the assets acquired pursuant to the Transactions, is equal to or greater than Two Billion Three Hundred Million Dollars ($2.3 billion).

In addition to and without limiting the foregoing provisions, the Borrower shall not permit any Unrestricted MLP Subsidiary to merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Unrestricted MLP Subsidiaries taken as a whole (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(i)	any Unrestricted MLP Subsidiary may merge with any one or more other Unrestricted MLP Subsidiaries, provided that when any wholly-owned Unrestricted MLP Subsidiary is merging with another Unrestricted MLP Subsidiary which is not wholly-owned, the wholly-owned Unrestricted MLP Subsidiary shall be the continuing or surviving Person; and

(ii)	any Unrestricted MLP Subsidiary may consolidate or merge with another corporation or entity, and a Person may consolidate with or merge into any Unrestricted MLP Subsidiary, provided that (x) the Unrestricted MLP Subsidiary shall be the ultimate surviving entity, and (y) (i) the surviving entity shall be after the merger a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and (ii) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Unrestricted MLP Subsidiary as a result of such transaction as having been incurred by the Unrestricted MLP Subsidiary at the time of such transaction, no Default shall have happened and be continuing;

provided, however, that nothing contained in this Section 7.03 shall be or be deemed to permit any merger, dissolution, liquidation, consolidation or Disposition which would result in Borrower’s failure to comply with Section 6.12.

Paragraph 6. Change in Nature of Business. Section 7.04 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

4

7.04 Change in Nature of Business. Engage in or permit any Unrestricted MLP Subsidiary to engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

Paragraph 7. Burdensome Agreements. Section 7.06 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

7.06 Burdensome Agreements. (a) Enter into any Contractual Obligation that limits the ability of any Restricted Subsidiary to pay dividends or make other payments or distributions to the Borrower or to otherwise transfer property to the Borrower, or (b) permit any Unrestricted MLP Subsidiary to enter into any Contractual Obligation that limits the ability of any Unrestricted MLP Subsidiary to pay dividends or make other payments or distributions to the owners of equity interests in such Unrestricted MLP Subsidiary in any manner that is more restrictive than those existing and in effect as of the Fifth Amendment Effective Date; provided that any such Contractual Obligation of a Person existing at the time such Person is merged with or into or consolidated with or acquired by any Unrestricted MLP Subsidiary or existing at the time of the acquisition of assets by an Unrestricted MLP Subsidiary that are subject to such a Contractual Obligation shall be permitted and not be deemed to violate this provision, so long as such Contractual Obligations were not entered in contemplation of, and were in existence prior to, such merger, consolidation or acquisition and do not extend to any assets other than those acquired directly or the assets of the Person merged into or consolidated with the Unrestricted MLP Subsidiary that were subject to such Contractual Restriction prior to such merger, consolidation or acquisition; and provided further that any such Contractual Obligation of an Unrestricted MLP Project Financing Subsidiary shall be permitted and not be deemed to violate this provision, so long as such Contractual Obligations are permitted by the organizational documents and other Contractual Obligations of the MLP Project Financing Subsidiary’s Parent; and provided further that the issuance by an MLP of limited partnership interests with preferential distribution rights shall not be deemed to violate this provision.

Paragraph 8. Investments in Unrestricted MLP Subsidiaries. The parties agree and acknowledge that the Transactions are not prohibited by Section 7.09(d) of the Credit Agreement and the Lenders hereby waive any non-compliance with respect to the Transactions based on Section 7.09(d) of the Credit Agreement. Further, Section 7.09(d) of the Credit Agreement is hereby deleted, in its entirety and replaced with the following:

(d) The aggregate net amount of new Investments made by the Borrower and its Restricted Subsidiaries in Unrestricted MLP Subsidiaries after the Fifth Amendment Effective Date (and after giving effect to the Transactions) shall not at any time exceed the sum of (i) $1,800,000,000, plus (ii) the book value of all assets (other than cash and cash equivalents) acquired by the Borrower and its Restricted Subsidiaries, taken as a whole, after the Fifth Amendment Effective Date. For purposes of determining compliance with this subsection (d): (i) the “aggregate net amount of new Investments” shall be equal to: (A) the aggregate dollar amount of Investments made by the Borrower and its Restricted Subsidiaries in Unrestricted MLP Subsidiaries after the Fifth Amendment Effective Date (and for this purpose, Investments made by transfer of assets other than cash from the Borrower or a Restricted Subsidiary to an Unrestricted MLP Subsidiary shall be valued at the fair market value of such assets at the time of transfer), minus (B) (I) dividends and other distributions of cash received by the Borrower and its Restricted Subsidiaries after the Fifth Amendment Effective Date in respect of Investments in Unrestricted MLP Subsidiaries (or, in the case of Investments made after the Fifth Amendment Effective Date in the form of loans or other extensions of credit by the Borrower or its Restricted Subsidiaries to Unrestricted MLP Subsidiaries, repayments of the principal of such loans or other extensions of credit) and (II) cash consideration

5

received by the Borrower and its Restricted Subsidiaries after the Fifth Amendment Effective Date from the sale to unrelated third parties of equity interests in Unrestricted MLP Subsidiaries, and (ii) “fair market value” of assets shall be equal to the fair market value of such assets as determined by an independent third party retained by the Borrower or an Unrestricted MLP Subsidiary or directors of either of the foregoing in connection with the Borrower’s or its Restricted Subsidiary’s Investment in such Unrestricted MLP Subsidiary.

Paragraph 9. Compliance Certificate. Exhibit C to the Credit Agreement is hereby amended and restated, in its entirety to read as Exhibit C attached hereto and incorporated by reference herein.

Paragraph 10. Designation of Unrestricted MLP Subsidiaries. Pursuant to Section 7.09(a) of the Credit Agreement, the Borrower hereby designates the Companies and all of their Subsidiaries as Unrestricted MLP Subsidiaries effective simultaneously with the effectiveness of the Transactions. The Borrower hereby certifies that, subject to the following sentence, all of the conditions to such designation set forth in Section 7.09 of the Credit Agreement, as amended by this Amendment, have been satisfied. Notwithstanding the requirements of Section 7.09(a)(ii) of the Credit Agreement, the Lenders agree that any of the matters described in such Section may continue in effect in respect of the Companies and all of their Subsidiaries for a period not exceeding 60 days after the Fifth Amendment Effective Date, so long as such matters are in existence prior to the Fifth Amendment Effective Date and were not incurred in contemplation of the Transactions, and the continuation of any such matters for such period shall not prevent or affect the designation and treatment of the Companies and their Subsidiaries as Unrestricted MLP Subsidiaries.

Paragraph 11. Acknowledgment and Ratification; Representations and Warranties. The Borrower acknowledges and agrees that, except as expressly provided herein, the execution, delivery, and performance of this Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the obligations of the Borrower under the Credit Agreement, which Credit Agreement, as amended hereby, shall remain in full force and effect, and is hereby ratified and confirmed. Borrower represents and warrants to the Lenders that as of the date of execution of this Amendment and as of the Amendment Effective Date:

(a) (i) all representations and warranties set forth in the Credit Agreement are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, in which case they are true and correct as of such earlier date, and for purposes of this Amendment the representations and warranties contained in subsection (a) and (b) of Section 5.05 shall be deemed to refer to the most recent financial statements furnished by the Borrower pursuant to clauses (a) and (b) of Section 6.01, (ii) no Default or Event of Default exists; and (iii) since December 31, 2005 there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect;

(b) the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action, and do not and will not contravene the terms of any of the Borrower’s organizational documents or any Requirement of Law or any indenture or loan or credit agreement or any other material agreement or instrument to which the Borrower is a party or by which it is bound or to which it or its properties are subject;

(c) no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other person are necessary for the execution, delivery or performance by the Borrower of this Amendment or for the validity or enforceability thereof, other than routine informational filings with the SEC and/or other Governmental Authorities; and

(d) this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by applicable

6

bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and by judicial discretion regarding the enforcement of or any applicable laws affecting remedies (whether considered in a court of law or a proceeding in equity).

Paragraph 12. Definitions Generally; Governing Law; Miscellaneous. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meaning set forth in the Credit Agreement. This Amendment shall be governed by the internal laws of the State of New York. Unless stated otherwise, (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, and (c) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

Paragraph 13. ENTIRE AGREEMENT. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS SUBJECT MATTER.

Remainder of Page Intentionally Blank.

Signature Pages to Follow

7

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers to be effective as of the day and year first above written.

ONEOK, INC.

By:	/s/ Jim Kneale
Name:	Jim Kneale
Title:	Executive Vice President-Finance and Administration and Chief Financial Officer

Signature Page to Fifth Amendment to Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Kevin Wagley
Name:	Kevin Wagley
Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ Kevin Wagley
Name:	Kevin R. Wagley
Title:	Senior Vice President

Signature Page to Fifth Amendment to Credit Agreement

CITIBANK, N.A., as
a Lender and L/C Issuer

By:	/s/ Oscar Cragwell
Name:	Oscar Cragwell
Title:	Vice President

Signature Page to Fifth Amendment to Credit Agreement

ABN AMRO Bank N.V., as
a Lender

By:	/s/ Jamie Conn
Name:	Jamie Conn
Title:	Managing Director

By:	/s/ John Reed
Name:	John Reed
Title:	Director

Signature Page to Fifth Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A., as successor by merger to BANK ONE, NA, as a Lender

By:	/s/ Robert Traband
Name:	Robert W. Traband
Title:	Vice President

Signature Page to Fifth Amendment to Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ J. Matthew Rowand
Name:	J. Matthew Rowand
Title:	Assistant Vice President

Signature Page to Fifth Amendment to Credit Agreement

KBC BANK N.V., as a Lender

By:	/s/ Jean-Pierre Diels
Name:	Jean-Pierre Diels
Title:	First Vice President

By:	/s/ Eric Raskin
Name:	Eric Raskin
Title:	Vice President

Signature Page to Fifth Amendment to Credit Agreement

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:	/s/ John Preece
Name:	John Preece
Title:	Vice President

Signature Page to Fifth Amendment to Credit Agreement

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

Signature Page to Fifth Amendment to Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ William Ginn
Name:	William Ginn
Title:	General Manager

Signature Page to Fifth Amendment to Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ Peter Panos
Name:	Peter Panos
Title:	Vice President

Signature Page to Fifth Amendment to Credit Agreement

BANK OF OKLAHOMA N.A., as a Lender

By:	/s/ Matt C. Crew
Name:	Matt C. Crew
Title:	Commercial Banking Officer

Signature Page to Fifth Amendment to Credit Agreement

WESTLB AG, NEW YORK BRANCH, as a Lender

By:	/s/ Duncan Robertson
Name:	Duncan Robertson
Title:	Executive Director

By:	/s/ James D. McPartlan
Name:	James D. McPartlan
Title:	Managing Director

Signature Page to Fifth Amendment to Credit Agreement

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:	/s/ Bryan Read
Name:	Bryan Read
Title:	Vice President

Signature Page to Fifth Amendment to Credit Agreement

UMB BANK, N.A., as a Lender

By:	/s/ Michael P. Nash
Name:	Michael P. Nash
Title:	Executive Vice President

Signature Page to Fifth Amendment to Credit Agreement

ARVEST BANK, as a Lender

By:	/s/ Rick Gaut
Name:	Rick Gaut
Title:	Commercial Loan Officer

Signature Page to Fifth Amendment to Credit Agreement

EXHIBIT A

COMPANIES:

Name
Mid Continent Market Center, Inc.
OkTex Pipeline Company
ONEOK Field Services Company
ONEOK Gas Gathering, L.L.C.
ONEOK Gas Storage, L.L.C.
ONEOK Gas Storage Holdings, L.L.C.
ONEOK Gas Transportation, L.L.C.
ONEOK Midstream Gas Supply, L.L.C.
ONEOK Sayre Storage Company
ONEOK Hydrocarbon, L.L.C.
ONEOK Transmission Company

COMPANY SUBSIDIARIES:

Name
ONEOK Bushton Processing, Inc.
ONEOK WesTex Transmission, L.P.
Potato Hills Gas Gathering System
Sycamore Gas System
ONEOK VESCO Holdings, L.L.C.
Chisholm Pipeline Holdings, Inc.
ONEOK Hydrocarbon, L.P.
ONEOK Hydrocarbon GP, L.L.C.
ONEOK Hydrocarbon Holdings, L.L.C.
ONEOK Hydrocarbon Southwest, L.L.C.
ONEOK MB I, L.P.
ONEOK NGL Pipeline, L.P.
ONEOK Underground Storage Company
ONEOK Texas Gas Storage, L.P.
Mont Belvieu I Fractionation Facility

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                     ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 17, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among ONEOK, Inc., an Oklahoma corporation (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and L/C Issuer, and Citibank, N.A., as L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                               of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. (a) The year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section, and (b) [refer to accompanying financial statements of each MLP that is an Unrestricted MLP Subsidiary for the year ended as of the above date]

[select one:]

[are attached hereto as Schedule 1]

—or—

[are available in electronic format and have been delivered pursuant to Section 6.02 of the Agreement].

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. (a) The unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date, and (b) [refer to accompanying financial statements of each MLP that is an Unrestricted MLP Subsidiary for the quarter ended as of the above date]

[select one:]

[are attached hereto as Schedule 1]

—or—

[are available in electronic format and have been delivered pursuant to Section 6.02 of the Agreement].

The financial statements described in 1(a) above fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except (a) that to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (b) for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered, [and (c) (describe other exceptions, if any)].

5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                              ,                     .

ONEOK, Inc.

By:
Name:
Title:

                                             (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

Section 7.08 – Debt to Capital.

A. Consolidated Total Indebtedness at Statement Date (sum of Lines A.1. through A.8.):	$

1. the outstanding principal amount of all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments	$

a. Less: 75% of the principal amount of Pledged Notes and Convertibles, not to exceed 10% of Total Capital (this amount is the “Qualifying Amount of Pledged Notes and Convertibles”)	-$

(i) indicate outstanding principal amount of Pledged Notes: $

(ii) indicate outstanding principal amount of Convertibles*: $

(iii)  10% of Total Capital equals $

b.      Less: 75% of the principal amount of Subordinated Securities*, not to exceed an amount equal to (x) 15% of Total Capital minus (y) the Qualifying Amount of Pledged Notes and Convertibles (taken from line A.1.a. above)

-$

(i) indicate outstanding principal amount of Subordinated Securities: $

* Note: If there are any Convertibles or Subordinated Securities, attach a separate schedule showing for each, the date of issuance and outstanding principal amount.

2. direct or contingent obligations arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments	$

3. obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business)	$

4.      Swap Termination Value under any Swap Contract (excluding commodity swap transaction, commodity options, forward commodity contracts, commodity cap transactions, commodity floor transactions, commodity collar transactions, and commodity spot contracts)

$

5.      indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse

$

6. Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations	$

7. Off-Balance Sheet Liabilities (other than those listed in Line A.6.)	$

8. without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in Lines A.1. through A.7. above of Persons other than the Borrower or any Restricted Subsidiary	$

B. Consolidated Net Worth at Statement Date: (sum of Lines B.1. through B.4.):	$

1. Consolidated Net Worth at Statement Date on the Balance Sheet	$

2.      Plus the sum of (a) the “Qualifying Amount of Pledged

Notes and Convertibles” (taken from line A.1.a. above)

plus (b) the “Qualifying Amount of Subordinated

Securities” (taken from line A.1.b. above):

$

3. Either: Less the absolute value of net unrealized gains resulting from Swap Contracts that are recorded by the Borrower in accumulated other comprehensive income (loss)	$
or Plus the absolute value of net unrealized losses resulting from Swap Contracts that are recorded by the Borrower in accumulated other comprehensive income (loss)	$

4. Either: Less the absolute value of defined benefit plan assets that are recorded by the Borrower in accumulated other comprehensive income (loss)	$
or Plus the absolute value of defined benefit plan liabilities that are recorded by the Borrower in accumulated other comprehensive income (loss)	$

C. Total Capital at Statement Date: (Lines A + B)	$

D. Debt to Capital at Statement Date: (Line A ÷ Line C) (cannot exceed 0.675)	$

Section 7.09 – Investment in Unrestricted MLP Subsidiaries.

A. Aggregate Net Amount of new Investments in Unrestricted MLP Subsidiaries (Line 6):

1. Aggregate cash consideration paid after the Fifth Amendment Effective Date for purchase of equity interests in Unrestricted MLP Subsidiaries:	$

2. Aggregate fair market value (“FMV”) of assets transferred to Unrestricted MLP Subsidiaries after the Fifth Amendment Effective Date (FMV determined as of date	$

of transfer):

3. Total (Line 1 plus Line 2):	$

4. Less cash distributions (or loan payments) received after the Fifth Amendment Effective Date:	-$

5. Less cash received from sales of equity interests in Unrestricted MLP Subsidiaries:	-$

6. Aggregate Net Amount invested in Unrestricted MLP Subsidiaries after Fifth Amendment Effective Date (Line 3 minus the sum of Line 4 and Line 5):	$

B. Book value of all assets (other than cash and cash equivalents) acquired by the Borrower and its Restricted Subsidiaries taken as a whole since the Fifth Amendment Effective Date:	$

C. Sum of Line B plus $1,800,000,000:	$

D. Is the amount in Line A.6 equal to or less than Line C?: Yes No